Exhibit (21)

KIMBERLY-CLARK CORPORATION
CONSOLIDATED SUBSIDIARIES

The registrant's subsidiaries are listed below, omitting certain entities that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2025.

Bacraft Industria de Papel Ltda., Brazil
Badgers LLC, Delaware
Beco, Inc., Wisconsin
Colombiana Kimberly Colpapel S.A., Colombia
Comercializadora de Fibras Guaicaipuro, C.A., Venezuela
Comercializadora de Repuestos Industriales Guaicaipuro C.A., Venezuela
Delaware Overseas Finance, Inc., Wisconsin
Durafab, LLC, Wisconsin
Excell Paper Sales Company, Pennsylvania
Harquahala Mountain Farms, LLC, Arizona
Hoosiers LLC, Delaware
Housing Horizons, LLC, Texas
I-Flow, LLC, Delaware
Jackson Products, Inc., Wisconsin
K.C.S.A. Holdings (Pty) Limited, South Africa
Kalayaan Land Corporation, Philippines
K-C (Hong Kong II) Limited, Hong Kong
K-C Advertising, Inc., Wisconsin
K-C AFC Manufacturing, S. de R.L. de C. V., Mexico
K-C Equipment Finance LP, United Kingdom
K-C Guernsey I Limited, Isle of Guernsey
K-C Guernsey II Limited, Isle of Guernsey
KCSSA East Africa Limited, Kenya
KCSSA West Africa Limited, Nigeria
Kimberly Bolivia S.A., Bolivia
Kimberly Clark Dominican Services SRL, Dominican Republic
Kimberly Clark MEA DMCC, Dubai
Kimberly-Clark (China) Company Ltd, China
Kimberly-Clark (Cyprus) Limited, Cyprus
Kimberly-Clark (Hong Kong) Limited, Hong Kong
Kimberly-Clark (Nanjing) Care Products Co. Ltd., China
Kimberly-Clark (Nanjing) Personal Hygienic Products Company Limited, China
Kimberly-Clark (Tianjin) Care Products Co., Ltd., China
Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd, Singapore
Kimberly-Clark Asia Pacific Headquarters Pte Ltd, Singapore
Kimberly-Clark Asia Pacific Pte. Ltd, Singapore
Kimberly-Clark Atlantic Holding Limited, United Kingdom
Kimberly-Clark Australia Holdings Pty Limited, Australia
Kimberly-Clark Australia Pty. Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark B.V.B.A., Belgium
Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain

Kimberly-Clark Brasil Industria e Comercio de Produtos de Higiene Ltda, Brazil
Kimberly-Clark Brazil Holdings, LLC, Delaware
Kimberly-Clark Canada International Holdings Inc., Canada
Kimberly-Clark Cayman Islands Company, Cayman Islands
* Kimberly-Clark Central American Holdings, S.A., Panama
Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Commercial, Inc., Wisconsin
Kimberly-Clark Commercial, LLC, Delaware
* Kimberly-Clark Costa Rica Limitada, Costa Rica
* Kimberly-Clark de Centro America, Limitada de Capital Variable, El Salvador
* Kimberly-Clark de Honduras, S.de R.L. de C.V., Honduras
Kimberly-Clark Dominican Republic S.A., Dominican Republic
Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dutch Holdings B.V., Netherlands
Kimberly-Clark Ecuador S.A., Ecuador
Kimberly-Clark Ede Holdings B.V., Netherlands
Kimberly-Clark EMEA GBS Services Spolka Z Ograniczona Odpowiedzialnoscia, Poland
Kimberly-Clark EMEA Holdings Ltd., United Kingdom
Kimberly-Clark Enterprise Inc., Wisconsin
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Finance Limited, United Kingdom
Kimberly-Clark Germany Holding GmbH, Germany
Kimberly-Clark Global Sales, LLC, Wisconsin
Kimberly-Clark GmbH, Austria
Kimberly-Clark GmbH, Germany
* Kimberly-Clark Guatemala, Limitada, Guatemala
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holding srl, Italy
Kimberly-Clark Holland Holdings B.V., Netherlands
Kimberly-Clark Hygiene Products Private Limited, India
Kimberly-Clark IFP ANZ Pty. Limited, Australia
Kimberly-Clark Inc., Canada
Kimberly-Clark India Private Limited, India
Kimberly-Clark Integrated Services Corporation, Wisconsin
Kimberly-Clark Intercontinental Holding Ltd., United Kingdom
Kimberly-Clark International Holding Limited, United Kingdom
Kimberly-Clark International Services Corporation, Wisconsin
Kimberly-Clark International, S. de R.L. Panama
Kimberly-Clark Investment, Inc., Nevada
Kimberly-Clark Israel Ltd, Israel
Kimberly-Clark Israel Marketing Ltd., Israel
Kimberly-Clark Japan Godo Kaisha, Japan
Kimberly-Clark Kazakhstan Limited Liability Partnership, Kazakhstan
Kimberly-Clark Latin America Investments, Inc., Wisconsin
Kimberly-Clark Latin America, Inc., Wisconsin
Kimberly-Clark LDA, Portugal
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg Finance S.à r.l., Luxembourg
Kimberly-Clark Luxembourg Financial Holdings S.a.r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.à r.l., Luxembourg
Kimberly-Clark Luxembourg International S.a.r.L., Luxembourg

Kimberly-Clark Luxembourg S.à r.l., Luxembourg
Kimberly-Clark Magyarorszag Kft., Hungary
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark Netherlands Holdings B.V., Netherlands
* Kimberly-Clark Nicaragua & Compania Limitada, Nicaragua
* Kimberly-Clark Nicaragua Services & Compania Limitada, Nicaragua
Kimberly-Clark Noordzee Coöperatief U.A., Netherlands
Kimberly-Clark North Asia (HK) Limited, Hong Kong
Kimberly-Clark of South Africa (Pty) Ltd., South Africa
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Palmetto, Inc., Wisconsin
Kimberly-Clark Paper (Shanghai) Co. Ltd, China
Kimberly-Clark Paraguay, S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, China
Kimberly-Clark Peru S.R.L., Peru
Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Polska Sp. Z.o.o., Poland
Kimberly-Clark Products (M) Sdn. Bhd., Malaysia
Kimberly-Clark Regional Services (M) Sdn. Bhd., Malaysia
Kimberly-Clark S.L.U., Spain
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark SAS, France
Kimberly-Clark Services, Inc., Wisconsin
Kimberly-Clark Singapore Intercontinental Pte. Ltd., Singapore
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Southeast Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Switzerland GmbH, Switzerland
Kimberly-Clark Taiwan, Cayman Islands
Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia
* Kimberly-Clark Trading and Services Limitada, Costa Rica
Kimberly-Clark Trading (Kereskedelmi Kft), Hungary
Kimberly-Clark Treasury Australia Pty Limited, Australia
Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.S., Turkey
Kimberly-Clark Tulip Holdings, B.V., Netherlands
Kimberly-Clark U.K. Operations Limited, United Kingdom
Kimberly-Clark Uruguay S.A., Uruguay
Kimberly-Clark USA, LLC, Wisconsin
Kimberly-Clark Utrecht Holdings B.V., Netherlands
Kimberly-Clark Ventures, LLC, Delaware
Kimberly-Clark Vietnam Holdings Pte. Ltd., Singapore
Kimberly-Clark Vietnam Ltd., Vietnam
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan
Kimberly-Clark Worldwide, Inc., Wisconsin
Lava Products Limited, Hong Kong
Limited Liability Company Kimberly-Clark, Russia
Limited Liability Company with Foreign Investment ‘Kimberly-Clark Ukraine’, Ukraine

Mimo S.A., Argentina
Minnetonka Overseas Investments Limited, Cayman Islands
*National Child Care Products Company, Saudi Arabia
*Olayan Kimberly-Clark Arabia Company, Saudi Arabia
Olayan-Kimberly Child Care Products W.L.L.
P.T. Kimberly-Clark Indonesia, Indonesia
P.T. Maju Andalan, Indonesia
P.T. Softex Indonesia, Indonesia
Ridgeway Insurance Company Limited, Texas
SK Corporation, Taiwan
Softex Holdings Limited, Hong Kong
Softex International Limited, Hong Kong
Taiwan Scott Paper Corporation, Taiwan
Technology Systems S.A., Argentina
Thinx, LLC, Wisconsin
Three Rivers Timber Company, Washington
* VOID Technologies Limited, United Kingdom
* Yuhan-Kimberly Limited, South Korea

* Indicates a company that is not wholly owned directly or indirectly by the Corporation.